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                                                                    EXHIBIT 10.7

                            VLSI TECHNOLOGY, INC.


                               1992 STOCK PLAN

         (As adopted by the Board of Directors on May 1, 1992 and approved by the stockholders on August 20, 1992, and as amended by the Board of Directors on November 17, 1994 and subject to stockholder approval at the 1995 Annual Meeting of Stockholders)


         1. PURPOSES OF THE PLAN. The purpose of this 1992 Stock Plan is to enable the Company to provide an incentive to Employees and Consultants whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain the best available talent for positions of substantial responsibility. It is intended that this purpose will be effected through the granting of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Stock Purchase Rights, Stock Bonus Awards and Long-Term Performance Awards.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                 (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                 (b) "Affiliated Company" means a corporation, whether now or hereafter existing, which is not a Subsidiary but with respect to which the Company owns, directly or indirectly through one or more Subsidiaries, at least 20% of the total voting power of all classes of stock.

                 (c) "Applicable Laws" means the legal requirements relating to the administration of stock option and equity incentive plans under applicable state corporate and securities laws and under the Code.

                 (d)      "Board" means the Board of Directors of the Company.

                 (e) "Code" means the Internal Revenue Code of 1986, as amended.

                 (f) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

                 (g)      "Common Stock" means the Common Stock of the Company.

                 (h) "Company" means VLSI Technology, Inc., a Delaware corporation.

                 (i) "Consultant" means (i) any person, including an advisor, who is engaged by the Company or by a Parent or Subsidiary of the Company to render consulting services to it and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are compensated, through a director's fee or other standard director compensation, only for their services as Directors of the Company, (ii) any currently authorized manufacturer's representative or sales representative firm which





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sells products of the Company or of a Parent or Subsidiary of the Company, as
designated by the Company in its sole discretion (which designation shall be subject to withdrawal at any time for any or no reason), whether compensated by the Company for service as such or not, or (iii) any individual who is employed by such a manufacturer's representative or sales representative firm to perform services which include the sale of products of the Company or of a Parent or Subsidiary of the Company, whether compensated by the Company for such services or not.

                 (j) "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of service as an Employee or Consultant, provided, however, that Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Administrator, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries, its Affiliated Companies or its successor. In the case of a leave of absence which extends for more than ninety (90) days and after which there is no contractual or statutory guaranty of reemployment, the Employee's employment or Consultant's service as such shall be deemed to have terminated on the ninety-first (91st) day of such leave of absence.

                 (k)      "Director" means a member of the Board.

                 (l) "Disability" means total and permanent disability, as defined in Section 22(e)(3) of the Code.

                 (m) "Employee" means any person, including Officers and Directors, employed by the Company or by any Parent or Subsidiary of the Company, as such term is defined under common law and interpreted by the rules and regulations under the Code. Neither service as a Director nor the payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                 (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 (o) "Fair Market Value" means, as of a specified date, the value of Common Stock determined by the Administrator as follows:

                          (i)     If the Common Stock is listed on any
established stock exchange or quoted on a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or, if listed on more than one exchange, the exchange with the greatest volume of trading in Common Stock) or system on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

                          (ii)    If the Common Stock is quoted on the NASDAQ
System (but is not included on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the closing bid and closing asked prices for the Common Stock on the last market





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trading day prior to the day of determination, as reported in the Wall Street
Journal or such other source as the Administrator deems reliable; or

                          (iii)   In the absence of an established market for
the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                 (p) "Incentive Stock Option" means an Option that satisfies the provisions of Section 422 of the Code.

                 (q)      "Insider" means an Officer or Director.

                 (r) "Long-Term Performance Award" means an award granted pursuant to Section 10 of the Plan.

                 (s) "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

                 (t) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option, Stock Purchase Right, SAR, Long-Term Performance Award or Stock Bonus Award grant. The Notice of Grant is part of the Option Agreement, the Restricted Stock Purchase Agreement, the SAR Agreement, the Long-Term Performance Award agreement or the Stock Bonus Award agreement, as the case may be.

                 (u) "Officer" means an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                 (v) "Option" means a stock option granted pursuant to the Plan.

                 (w) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

                 (x) "Optioned Stock" means the Common Stock subject to an Option or Right.

                 (y) "Optionee" means an Employee or Consultant who holds an outstanding Option or Right.

                 (z) "Option Exchange Program" means a program whereby outstanding options (whether originally granted under this Plan or under other plans of the Company) are surrendered in exchange for Options with a lower exercise price.

                 (aa) "Outside Director" shall mean a Director who is not an Employee.

                 (bb) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                 (cc)     "Plan" means this 1992 Stock Plan.

                 (dd) "Restricted Stock" means shares of Common Stock purchased pursuant to Stock Purchase Rights granted under Section 8 of the Plan.





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                 (ee)     "Restricted Stock Purchase Agreement" means a written
agreement between the Company and an Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

                 (ff) "Right" means and includes SARs, Long-Term Performance Awards, Stock Purchase Rights and Stock Bonus Awards granted pursuant to the Plan.

                 (gg) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act (or any successor to Rule 16b-3), as in effect when discretion is being exercised with respect to the Plan.

                 (hh) "SAR" means a stock appreciation right granted pursuant to Section 7 of the Plan.

                 (ii) "SAR Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The SAR Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

                 (jj) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

                 (kk) "Stock Bonus Award" means an award granted pursuant to Section 9 of the Plan.

                 (ll) "Stock Purchase Right" means a right to purchase Common Stock granted pursuant to Section 8 of the Plan.

                 (mm) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         In addition, the term "waiting period", the term "Performance Period", the terms "Change in Control" and "Incumbent Directors" and the term "Tax Date" shall have the meanings set forth in Sections 7, 10, 12 and 13 of the Plan, respectively.

         3.      STOCK SUBJECT TO THE PLAN.  Subject to the provisions of
Section 12 of the Plan, the total number of Shares reserved and available for distribution pursuant to awards made under the Plan shall be 4,500,000, of which 2,500,000 shares are subject to stockholder approval at the 1995 Annual Meeting of Stockholders. The Shares may be authorized but unissued or reacquired stock.

                 If an Option or Right should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for other Options or Rights granted under the Plan.

                 Notwithstanding any other provision of the Plan, Shares issued upon exercise of Options or Rights under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

         4.      ADMINISTRATION OF THE PLAN.



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                 (a)      MULTIPLE ADMINISTRATIVE BODIES.  If permitted by Rule
16b-3, the Plan may be administered by different bodies with respect to Outside Directors, Directors who are Employees, Officers who are not Directors, and Employees and Consultants who are neither Directors nor Officers.

                 (b) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Options or Rights to Employees or Consultants who are also Officers or Directors, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary grant or award plan under Rule 16b-3, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted (I) in such a manner as to permit the Plan to comply with the rules governing a plan intended to qualify as a discretionary grant or award plan under Rule 16b-3 and (II) in such a manner as to satisfy the Applicable Laws.

                 (c) ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to grants of Options or Rights or to Employees or Consultants who are neither Directors nor Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

                 (d) COMMITTEE COMPOSITION. Once a Committee has been appointed pursuant to subsection (b) or (c) of this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) or remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (b), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan.

                 (e) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                          (i)     to grant Incentive Stock Options,
Nonstatutory Stock Options, SARs, Stock Purchase Rights, Stock Bonus Awards and Long-Term Performance Awards;

                          (ii)    to determine the Fair Market Value of the
Common Stock, in accordance with Section 2(o) of the Plan;

                          (iii)   to select the Employees and Consultants to
whom Options and Rights may from time to time be granted hereunder;

                          (iv)    to determine whether and to what extent
Options and Rights, or any combination thereof, are granted hereunder;

                          (v)     to determine the number of shares of Common
Stock to be covered by each such award granted hereunder;

                          (vi)    to approve forms of agreements for use under
the Plan;





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                          (vii)   to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any award granted hereunder and of the Options or Rights so awarded (including, but not limited to, the exercise or purchase price and any restriction or limitation regarding any Option or Right and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                          (viii) to determine whether and under what
circumstances an Option or Right may be settled in cash instead of Common
Stock;

                          (ix)    to reduce the exercise price of any Option or
Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Right shall have declined since the date the Option was granted;

                          (x)     to modify or amend the terms and conditions
of any Option or Right, subject to Section 15 of the Plan (including, but not limited to, accelerating vesting or waiving forfeiture restrictions);

                          (xi)    to institute an Option Exchange Program;

                          (xii)   to authorize any person to execute on behalf
of the Company any instrument required to effect the grant of an Option or Right previously granted by the Administrator;

                          (xiii) to interpret the Plan and to prescribe, amend
and rescind rules and regulations relating to the Plan; and

                          (xiv)  to make all other determinations deemed
necessary or advisable for administering the Plan.

                 (f) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding.

                 (g) SUSPENSION OR TERMINATION OF OPTION OR RIGHT. If the Chief Executive Officer or his or her designee reasonably believes that an Optionee has committed an act of misconduct, the Chief Executive Officer may suspend the Optionee's right to exercise any Option or Right or to receive any benefits relating thereto pending a determination by the Administrator. If the Administrator determines that an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any Option or Right or to receive any benefits relating to Options or Rights whatsoever. In making such determination, the Administrator shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Administrator.

         5. ELIGIBILITY. Nonstatutory Stock Options and Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Right


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may, if he or she is otherwise eligible, be granted additional Options or
Rights.

         6. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 19. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

         7.      OPTIONS AND SARS.

                 (a) OPTIONS. The Administrator, in its discretion, may grant Options to eligible participants and shall determine whether such Options shall be Incentive Stock Options or Nonstatutory Stock Options. Each Option shall be evidenced by a Notice of Grant, which shall expressly identify the Options as either Incentive Stock Options or as Nonstatutory Stock Options and which shall be in such form and contain such provisions as the Administrator shall from time to time deem appropriate. Without limiting the foregoing, the Administrator may, at any time, or from time to time, authorize the Company, with the consent of the respective holders of outstanding options or rights, to issue Options or Rights in exchange for the surrender and cancellation of any or all outstanding options or rights held by such person. Option agreements shall contain the following terms and conditions:

                          (i)     EXERCISE PRICE; NUMBER OF SHARES.  The Notice
of Grant shall specify the per Share exercise price for the Shares issuable pursuant to an Option, which shall be such price as is determined by the Administrator. The Notice of Grant shall also specify the number of Shares which are subject to the Option.

                          (ii)    WAITING PERIOD, EXERCISE DATES AND TERM.  At
the time an Option is granted, the Administrator will determine the terms and conditions to be satisfied before Shares may be purchased upon exercise of the Option, including the date or dates on which Shares subject to the Option first become available for purchase. The Administrator may specify that an Option may not be exercised until the completion of a specified service period or until certain Company, Subsidiary, Affiliated Company or individual performance objectives are met. Any such period is referred to herein as the "waiting period". At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised, which shall not be earlier than the end of the waiting period, if any, nor, in the case of an Incentive Stock Option, later than ten (10) years, from the date of grant. The Notice of Grant shall specify the term of the Option.

                          (iii)   FORM OF PAYMENT.  The form of payment
acceptable to the Company in payment by an Optionee of the exercise price of Shares to be issued upon exercise of an Option shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and, subject to compliance with the Delaware General Corporation Law, may consist entirely of:

                                  (A)      cash;

                                  (B)      check (personal, cashier's or
certified) or money order;

                                  (C)      promissory note;


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                                  (D)      other Shares which (I) in the case
of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender and (II) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised;

                                  (E)      delivery to the Company of (I) a
properly executed exercise notice, (II) irrevocable instructions to a broker to sell a sufficient number of the Shares being exercised to cover the exercise price and to promptly deliver to the Company the amount of sale proceeds required to pay the exercise price and any required tax withholding relating to the exercise, and (III) such other documentation as the Administrator and the broker shall require to effect a same-day exercise and sale;

                                  (F)      delivery to the Company of (I) a
properly executed exercise notice, (II) irrevocable instructions to a broker or other third party acceptable to the Company to hold the Shares being exercised as collateral for a loan to the Optionee of an amount sufficient to cover the exercise price and to promptly deliver to the Company the amount of loan proceeds required to pay the exercise price and any required tax withholding relating to the exercise and (III) such other documentation as the Administrator and the broker or other third party shall require to effect the transaction;

                                  (G)      delivery of an irrevocable
subscription agreement for the Shares which irrevocably obligates the Optionee to take and pay for the Shares not more than twelve months after the date of delivery of such subscription agreement;

                                  (H)      any combination of the foregoing
methods of payment; or

                                  (I)      such other method of payment for the
issuance of Shares as is permitted by the Applicable Laws.

                          (iv)    SPECIAL INCENTIVE STOCK OPTION PROVISIONS.
In addition to the foregoing, Options granted under the Plan which are intended to be Incentive Stock Options under Section 422 of the Code shall be subject to the following terms and conditions:

                                  (A)      Exercise Price.  The per share
exercise price of an Incentive Stock Option shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                                  (B)      Dollar Limitation.  If an Option
granted hereunder to an Optionee is intended to be an Incentive Stock Option, then to the extent that such Option, when considered together with all other incentive stock options held by Optionee (whether granted hereunder or under other plans of the Company or its Parent or Subsidiaries), would cause the Fair Market Value of all shares of stock of the Company, its Parent and Subsidiaries first becoming exercisable by the Optionee during any calendar year to exceed $100,000, such Option shall be treated as a Nonstatutory Stock Option. For purposes of the preceding sentence, (1) options shall be taken into account in the order in which they were granted, and (2) the Fair Market Value of the shares subject to the option shall be determined as of the time the Option or other incentive stock option is granted.



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                                  (C)      10% Stockholder.  If any Optionee to
whom an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner (as determined under Section
424(d) of the Code) of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Parent or Subsidiary of the Company, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                                        (I)     The per Share Option price of
Shares subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of Common Stock on the date of grant; and

                                        (II)    The Option shall not have a
term in excess of five (5) years from the date of grant.

Except as modified by the preceding provisions of this subsection 7(a)(iv) and except as otherwise limited by Section 422 of the Code, all of the provisions of the Plan shall be applicable to the Incentive Stock Options granted hereunder.

                          (v)     OTHER PROVISIONS.  Each Option granted under
the Plan may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

                          (vi)    BUY-OUT PROVISIONS.  The Administrator may at
any time offer on behalf of the Company to buy out, for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made, provided, however, that buy-out offers made to Insiders may only be payable in cash. Any such cash offer made to an Officer or Director shall comply with the applicable provisions of Rule 16b-3, if any.

                 (b)      SARS.

                          (i)     IN CONNECTION WITH OPTIONS.  At the sole
discretion of the Administrator, SARs may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option. The following provisions apply to SARs that are granted in connection with Options:

                                  (A)      The SAR shall entitle the Optionee
to exercise the SAR by surrendering to the Company unexercised a portion of the related Option. The Optionee shall receive in exchange from the Company an amount equal to the excess of (1) the Fair Market Value, on the date of exercise of the SAR, of the Common Stock covered by the surrendered portion of the related Option over (2) the exercise price of the Common Stock covered by the surrendered portion of the related Option. Notwithstanding the foregoing, the Administrator may place limits on the amount that may be paid upon exercise of an SAR; provided, however, that such limit shall not restrict the exercisability of the related Option.

                                  (B)      When an SAR is exercised, the
related Option, to the extent surrendered, shall be cancelled and shall cease to be exercisable.

                                  (C)      An SAR shall be exercisable only
when and to the extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires.


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                                  (D)      An SAR may only be exercised at a
time when the Fair Market Value of the Common Stock covered by the related Option exceeds the exercise price of the Common Stock covered by the related Option.

                          (ii)    INDEPENDENT OF OPTIONS.  At the sole
discretion of the Administrator, SARs may be granted independently without related Options. The following provisions apply to SARs that are not granted in connection with Options:

                                  (A)      The SAR shall entitle the Optionee,
by exercising the SAR, to receive from the Company an amount equal to the excess of (1) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date of such exercise, over (2) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date on which the SAR was granted; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon exercise of an SAR.

                                  (B)      To the extent that an SAR is
exercised, it shall be cancelled and shall cease to be exercisable.

                                  (C)      SARs shall be exercisable, in whole
or in part, at such times as the Administrator shall specify in the Optionee's SAR Agreement.

                                  (D)      An SAR may only be exercised at a
time when the Fair Market Value of the Common Stock on the exercise date exceeds the Fair Market Value of the Common Stock on the date of grant of the SAR.

                          (iii)   FORM OF PAYMENT.  Unless otherwise specified
in the SAR Agreement, the Company's obligation arising upon the exercise of an SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine. Shares issued upon the exercise of an SAR shall be valued at their Fair Market Value as of the date of exercise.

                          (iv)    RULE 16b-3.  SARs granted to Insiders shall
be subject to any additional restrictions of Rule 16b- 3 applicable to SARs granted to such persons. An Insider may only exercise an SAR during such time or times as are permitted by Rule 16b-3.

                 (c)      EXERCISE OF OPTIONS AND SARS.

                          (i)     RIGHT TO EXERCISE.  Any Option or SAR granted
hereunder shall be exercisable at such times and under such conditions as are determined by the Administrator and as shall be permissible under the terms of the Plan.

                          (ii)    NO FRACTIONAL SHARES.  An Option or SAR may
not be exercised for a fraction of a Share.

                          (iii)   PROCEDURE FOR EXERCISE.  An Option or SAR
shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and full payment for the Shares with respect to which the Option or SAR is being exercised has been received by the Company. Full payment may, as authorized by the Administrator (and, in the case of an Incentive Stock Option, determined at the time of grant) and



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permitted by the Option Agreement, consist of any consideration and method of payment allowable under the Plan.

                          (iv)    RIGHTS AS A STOCKHOLDER.  Until the issuance
(as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

                          (v)     EFFECT OF EXERCISE.  Exercise of an Option in
any manner shall result in a decrease in the number of Shares which thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Exercise of an SAR in any manner shall, to the extent the SAR is exercised, result in a decrease in the number of Shares which thereafter shall be available for purposes of the Plan, and the SAR (and the related Option, if any) shall cease to be exercisable to the extent it has been exercised.

                          (vi)    LEAVE OF ABSENCE.  Options and SARs held by
an Optionee shall not be exercisable during the Optionee's leave of absence from his or her employment or consulting relationship with the Company, any Parent or Subsidiary or any Affiliated Company, regardless of the length of such leave, except as otherwise required by law. With respect to an Optionee's leave of absence which is ninety (90) days or less in duration, vesting of all Options and SARs held by the Optionee shall continue uninterrupted during such leave unless otherwise provided in the Option or SAR Agreement. With respect to an Optionee's leave of absence which is more than ninety (90) days in duration, vesting of any or all Options and SARs held by such Optionee shall be suspended until the end of such leave unless (i) otherwise expressly provided in the Option or SAR Agreement or (ii) prohibited by an applicable law or regulation. The employment of an Optionee who takes a leave of absence of more than 90 days after which such Optionee is not guaranteed re-employment by contract or statute shall be deemed to have terminated for purposes of the Plan on the ninety-first (91st) day of such leave of absence.

                 (d) RULE 16b-3. Options and SARs granted to Insiders must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                 (e)      EFFECT OF TERMINATION.

                          (i)     TERMINATION OF EMPLOYMENT OR CONSULTING
RELATIONSHIP. In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), such Optionee may exercise his or her Option or SAR, but (A) only to the extent that the Optionee was entitled to exercise it at the date of such termination, unless otherwise permitted by the Administrator, and (B) only within such period of time following the date of such termination not exceeding five (5) years as is determined by the Administrator (with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three (3) months) and in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement. To the extent that Optionee was not entitled to exercise an Option or SAR at the date of such termination, and to the extent that the Optionee does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

                          (ii)    DISABILITY OF OPTIONEE.  In the event an
Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option or SAR, but (A) only to the extent that the Optionee was entitled to exercise it at the date of such termination, unless otherwise permitted by the Administrator, and (B) only within such period of time following the date of termination due to Disability not exceeding ten (10) years as is determined by the Administrator (with such determination being made at the time of grant of the Option in the case of an Incentive Stock Option and not exceeding one (1)
year) and in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement. To the extent that Optionee was not entitled to exercise an Option or SAR at the date of such termination, and to the extent that the Optionee does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

                          (iii)   DEATH OF OPTIONEE.  In the event of an
Optionee's death during the term of an Option or SAR, the Optionee's estate or a person who acquired the right to exercise the deceased Optionee's Option or SAR by bequest or inheritance may exercise the Option or SAR, but (A) only to the extent that the Optionee was entitled to exercise it at the date of death, unless otherwise permitted by the Administrator and (B) only within such period of time following the date of death not exceeding ten (10) years as is determined by the Administrator, and in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement. To the extent that Optionee was not entitled to exercise an Option or SAR at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

         8.      STOCK PURCHASE RIGHTS.

                 (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in a written Notice of Grant of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, the form of payment that is acceptable (which may, in the discretion of the Administrator, include any form of payment enumerated in Section 7(a)(iii) hereof), and the time within which the offeree must accept such offer, which shall in no event exceed sixty (60) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator and payment of the purchase price. Shares purchased pursuant to a Stock Purchase Right shall be referred to herein as "Restricted Stock".

                 (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's Continuous Status as an Employee or Consultant for any reason

(including death or Disability). The purchase price for Shares repurchased by the Company pursuant to the provisions of the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company, whether or not such indebtedness is related to the original purchase of the Shares being repurchased by the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

                 (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. The provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

                 (d) RULE 16b-3. Stock Purchase Rights granted to Insiders, and Shares purchased by Insiders pursuant to Stock Purchase Rights, shall be subject to such additional conditions or restrictions of Rule 16b-3 as may be applicable thereto in order to qualify for the maximum exemption from
Section 16 of the Exchange Act with respect to Plan transactions.

                 (e) RIGHTS AS A STOCKHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

         9. STOCK BONUS AWARDS. Stock Bonus Awards may be granted either alone, in addition to or in tandem with other awards granted under the Plan and/or awards made outside of the Plan. Stock Bonus Awards shall not require payment by the Optionee of any consideration for the Shares covered by the Stock Bonus Award. The Administrator shall determine, in its sole discretion, the terms, conditions and restrictions relating to each Stock Bonus Award and shall determine any performance or employment-related factors to be considered in the granting of Stock Bonus Awards and the extent to which such Stock Bonus Awards have been earned. Shares issued pursuant to a Stock Bonus Award may be made subject to various conditions, including vesting or forfeiture provisions. Stock Bonus Awards may vary from participant to participant and between groups of participants. Each Stock Bonus Award shall be confirmed by, and be subject to the terms of, a Stock Bonus Award agreement.

         10.     LONG-TERM PERFORMANCE AWARDS.

                 (a) AWARDS. Long-Term Performance Awards are cash or stock bonus awards that may be granted either alone, in addition to or in tandem with other awards granted under the Plan and/or awards made outside of the Plan. Long-Term Performance Awards shall not require payment by the Optionee of any consideration for the Long-Term Performance Award or for the Shares covered by such award. The Administrator shall determine the nature, length and starting date of any performance period (the "Performance Period") for each Long-Term Performance Award and shall determine the performance or employment factors, if any, to be used in the determination of the value of Long-Term Performance Awards and the extent to which such Long-Term Performance Awards have been earned. Shares issued pursuant to a Long-Term Performance Award may be made subject to various conditions, including vesting or forfeiture provisions. Long-Term Performance Awards may vary from participant to participant and between groups of participants and shall be based upon the achievement of Company, Subsidiary, Parent, Affiliated Company and/or individual performance factors or upon such other criteria as the Administrator may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-Term Performance Award agreement.

                 (b) VALUE OF AWARDS. At the beginning of each Performance Period, the Administrator may determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values and/or numbers of shares of Common Stock to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-Term Performance Award are met. Such dollar values or numbers of shares of Common Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Administrator.

                 (c) ADJUSTMENT OF AWARDS. Notwithstanding the provisions of Section 15 hereof, the Administrator may, after the grant of Long-Term Performance Awards, adjust the performance factors applicable to such Long-Term Performance Awards to take into account changes in the law or in accounting or tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

         11. NON-TRANSFERABILITY OF OPTIONS. Options and Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option or Right may be exercised, during the lifetime of the Optionee, only by the Optionee or by a transferee permitted by this Section 11.

         12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

                 (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Right, as well as the price per share of Common Stock covered by each such outstanding Option or Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

                 (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option or Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that all Options and Rights shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option or Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Right would not otherwise be exercisable.

                 (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, each outstanding Option and Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. However, the Administrator may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Right in full, including Shares as to which such Options or Rights would not otherwise be exercisable. If the Administrator makes an Option or Right fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Right shall be fully exercisable for a period of time determined by the Administrator from the date of such notice, and the Option or Right will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Right shall be considered assumed if, immediately following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and, if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option or Right, for each Share of Optioned Stock subject to the Option or Right, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

                 (d) CHANGE IN CONTROL. In the event of a "Change in Control" of the Company, as defined in paragraph (e) below, unless otherwise determined by the Administrator prior to the occurrence of such Change in Control, any Options and Rights outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested.

                 (e) DEFINITION OF "CHANGE IN CONTROL". For purposes of this Section 12, a "Change in Control" means the happening of any of the following:

                          (i)     When any "person", as such term is used in
Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

                          (ii)    The stockholders of the Company approve a
merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                          (iii)   A change in the composition of the Board of
Directors of the Company, as a result of which fewer than a majority of the directors in office are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

                 (f) NO OTHER ADJUSTMENTS. Except as expressly provided or authorized herein, no issuance by the Company of shares of stock of any class, or securities convertible into or exercisable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Right.

         13.     STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS.

                 (a) ABILITY TO USE STOCK TO SATISFY WITHHOLDING. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this Section 13. When an Optionee incurs tax liability in connection with the award, vesting or exercise of an Option or Right, which tax liability is subject to tax withholding under applicable tax laws (including federal, state and local laws), and the Optionee is obligated to pay the Company an amount required to be withheld under such applicable tax laws, the Optionee may satisfy the withholding tax obligation (up to an amount calculated by applying such Optionee's maximum marginal tax rate) by electing to have the Company withhold from the Shares to be issued upon award, vesting or exercise of the Option or Right that number of Shares, or by delivering to the Company that number of previously owned Shares, having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered, as the case may be, shall be determined on the date that the amount of tax to be withheld is determined (the "Tax Date").

                 (b) ELECTION TO HAVE STOCK WITHHELD. All elections by an Optionee to have Shares withheld or to deliver previously owned Shares pursuant to this Section 13 shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

                          (i)     the election must be made on or prior to the
applicable Tax Date;

                          (ii)    all elections shall be subject to the consent
or disapproval of the Administrator; and

                          (iii)   if the Optionee is an Insider, the election
must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                 (c) SECTION 83(b) ELECTIONS. In the event that an election to have Shares withheld is made by an Optionee, no election is filed under Section 83(b) of the Code by such Optionee and the Tax Date is deferred under Section 83 of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Right has been awarded, has vested or has been exercised, as the case may be, but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

         14. TIME OF GRANTING OPTIONS AND RIGHTS. The date of grant of an Option or Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Right or such future date as is specified in the resolutions of the Administrator grating such Option or Right. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Right is so granted within a reasonable time after the date of such grant.

         15.     AMENDMENT AND TERMINATION OF THE PLAN.

                 (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan, but no amendment, alteration, suspension or termination shall be made which would impair the rights of any Optionee under any Option or Right theretofore granted without his or her consent.

                 (b) STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor statute or rule or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

                 (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment, alteration, suspension or termination of the Plan shall not adversely affect Options or Rights already granted and such Options and Rights shall remain in full force and effect as if this Plan had not been amended, altered, suspended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

         16.     CONDITIONS UPON ISSUANCE OF SHARES.

                 (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the award, vesting or exercise of an Option or Right unless the award, vesting or exercise of such Option or Right, as the case may be, and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                 (b) INVESTMENT REPRESENTATION. As a condition to the receipt of Shares upon the award, vesting or exercise of an Option or Right, the Company may require the person receiving such Shares to represent and warrant at the time of any such award, vesting or exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                 (c) REGULATORY AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                 (d) GRANTS EXCEEDING ALLOTTED SHARES. If the Optioned Stock covered by an Option or Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option or Right shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

         17. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         18. AGREEMENTS. Options and Rights shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

         19. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted as provided in Section 6. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

         20. NO EMPLOYMENT OR CONSULTING AGREEMENT. Neither the Plan nor any Option or Right nor any agreement evidencing such awards nor the vesting thereof shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

         21. PERFORMANCE-BASED PLAN LIMITATION. The following limitations shall apply to grants of Options to Employees:

                 (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

                 (ii) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

                 (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

                 (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limit set forth in this Section 21. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.